UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

McDONALD’S RECOMMENDS STOCKHOLDERS REJECT TRC CAPITAL’S
“MINI-TENDER” OFFER

•	Unsolicited mini-tender offer is below current market price for McDonald’s shares

•	Stockholders who have already tendered shares advised to withdraw

•	McDonald’s urges investors to review current share price, exercise caution and consult with advisors
McDonald’s Corporation has received notice of an unsolicited mini-tender offer by TRC Capital Corporation to purchase up to 1.5 million shares, or about 0.15%, of McDonald’s outstanding common stock at a price of $86.80 per share in cash. As TRC Capital’s own offer document acknowledges, the offering price is approximately 4.41% below the closing price per share of McDonald’s on January 20, 2015, the last trading day before the mini-tender offer was commenced.
McDonald’s recommends that stockholders reject this unsolicited offer because the offer price is below the current market price for McDonald’s. The offer also is subject to numerous conditions, including TRC Capital obtaining sufficient financing necessary to consummate the offer on terms satisfactory to TRC Capital in its reasonable discretion. McDonald’s also recommends that any stockholders who have tendered shares to TRC Capital withdraw those shares by providing the written notice described in the offering documentation before the expiration of the offer, which is currently scheduled for 12:01 a.m., New York City Time, on February 19, 2015.
McDonald’s is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.
TRC Capital has made similar unsolicited mini-tender offers for shares of other public companies. Mini-tender offers are designed to seek less than five percent of a company’s outstanding shares, thereby avoiding many investor protections including the disclosure and procedural requirements applicable to most bids under United States securities laws. As a result, mini-tender offers do not provide investors with the same level of protections as provided by larger tender offers under United States securities laws. The U.S. Securities and Exchange Commission (SEC) has cautioned investors about mini-tender offers noting that “some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.” The SEC has also published investor tips regarding these offers on its website at: http://www.sec.gov/investor/pubs/minitend.htm.
McDonald’s encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures on the SEC’s website at: http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.
McDonald’s urges investors to obtain current market quotations for their shares, consult with their broker or financial advisor and exercise caution with respect to TRC Capital’s offer.
ABOUT McDONALD’S
McDonald’s is the world’s leading global food service retailer with more than 36,000 locations serving approximately 69 million customers in more than 100 countries each day. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.
MEDIA:
Heidi Barker Sa Shekhem 630-623-3791
INVESTORS:
Chris Stent 630-623-3801

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 4, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary